SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 15, 2012
Date of report (Date of earliest event reported)
____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

On June 15, 2012, BioLife Solutions, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Third Lease Amendment”) with Monte Villa Farms LLC (the “Landlord”) to enlarge the premises leased by the Company, extend the term of the lease, dated as of August 1, 2007 (the “Original Lease”), and to make other modifications to the terms and conditions of the Original Lease, as amended by the First Amendment to Lease (the “First Lease Amendment”), entered into by the Company and Landlord on and dated as of November 4, 2008 and the Second Amendment to Lease (the “Second Lease Amendment”), entered into by the Company on March 3, 2012.

The premises leased pursuant to the Original Lease consisted of approximately 4,366 rentable square feet of space in the building (the “Building”) located at 3303 Monte Villa Parkway, Bothell, Washington. The Company leased an additional 5,798 rentable square feet of space in the Building pursuant to the First Lease Amendment. The Second Lease Amendment expanded the premises leased by the Company from the Landlord to approximately 20,462 rentable square feet. The Third Lease Amendment expanded the premises to 20,761 rentable square feet.

The foregoing summary is qualified in its entirety by reference to the text of the Third Lease Amendment, a copy of which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2012.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012

BIOLIFE SOLUTIONS, INC.

	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer